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                                  EXHIBIT 24.3
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                  ADDITIONAL BOARD OF DIRECTORS RESOLUTIONS OF
                       KEY BANK USA, NATIONAL ASSOCIATION

                             UNANIMOUS ACTION OF THE
                               BOARD OF DIRECTORS
                            ACTING WITHOUT A MEETING

         The Board of Directors of Key Bank USA, National Association (the "Bank") by the unanimous written consent of its members in lieu of a meeting, does hereby consent to and adopt the following resolutions:

                  WHEREAS, the Board of Directors of the Bank, on May 24, 1999, adopted resolutions authorizing the Bank to establish one or more trusts ("Student Loan Trusts") for the purpose of securitizing, from time to time, (the "Securitization") and selling, from time to time, (the "Sale") up to $1,900,000,000 aggregate principal amount of the Bank's student loans (the "Student Loans"); and

                  WHEREAS, the Bank desires to increase the authority for the Securitization and for the Sale up to $3,100,000,000 aggregate principal amount of Student Loans.

                  NOW, THEREFORE, BE IT RESOLVED, that the Bank is authorized to establish one or more Student Loan Trusts for the Sale and the Securitization of up to $3,100,000,000 aggregate principal amount of Student Loans.

                  FURTHER RESOLVED, that, except as amended hereby, the resolutions of May 24, 1999 relating to the Securitization and Sale are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have hereunto signed their names as of the 16th day of August, 1999.


/s/ KEVIN M. BLAKELY                             /s/  JAMES A. FISHELL
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                  Kevin M. Blakely                            James A. Fishell


/s/ MICHAEL W. DVORAK                            /s/ PATRICK J. SWANICK
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                  Michael W. Dvorak                           Patrick J. Swanick

                             /s/ FORREST F. STANLEY
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                               Forrest F. Stanley